UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):June 10, 2005

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-100318	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

888 Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

(954) 463-5707

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 7, 2005, Maverick Oil and Gas, Inc. (“Maverick”) entered into a definitive Stock Purchase Agreement to acquire 100% of the outstanding shares of Camden Resources, Inc. (“Camden”), a Dallas, Texas based private oil and gas producer for $88 million. On that date, Maverick also paid $5 million to Camden as an earnest money deposit to be applied to the purchase price for the shares. The terms of the Stock Purchase Agreement provided for the circumstances under which the deposit was to have been either returned to Maverick or retained by Camden as liquidated damages, if a closing of the transaction did not occur.

Closing of the transaction, which was otherwise scheduled to occur on June 10, 2005, did not occur because certain closing conditions were not satisfied by that date. As a result of the circumstances that in its view precluded the closing, Maverick does not intend to proceed with the transaction under its current terms, and intends to request the return of the $5 million earnest money deposit. Maverick is evaluating its options with respect to the transaction, as well as recovery of the deposit, which may include instituting litigation against Camden and the selling shareholders under the Stock Purchase Agreement, should the parties not otherwise reach amicable settlement terms.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “continue” or the negative of such terms or other similar expressions. Important factors that could cause actual results to differ materially from our expectations, include, but are not limited to (1) whether we decide to commence litigation against Camden and its selling shareholders, (2) given the uncertainties inherent in any litigation, whether any such litigation, if commenced, will be successful, and (3) factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC
Date: June 16, 2005	By: /s/ V. Ray Harlow
V. Ray Harlow, CEO

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